Exhibit 99.2

LIBERTY MEDIA CORPORATION ANNOUNCES PLAN TO SPLIT OFF
LIBERTY LIVE GROUP

ENGLEWOOD, CO, November 13, 2024 — Liberty Media Corporation (“Liberty Media”) (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) today announced that it is pursuing a plan to split off the Liberty Live Group (the “Split-Off”). Immediately prior to effecting the Split-Off, Liberty Media’s subsidiary Quint would be reattributed from the Formula One Group to the Liberty Live Group in exchange for certain private assets. Any cash consideration would be determined at a future date based on relative valuations at the time of the reattribution.

“The split-off of Liberty Live Group into a separate public entity will simplify Liberty Media’s capital structure, should reduce the discount to net asset value of our Liberty Live stock and enhance trading liquidity at both entities. Following the split-off, Liberty Media will be an independent, asset-backed company holding our motorsport businesses and related sports investments,” said Greg Maffei, Liberty Media President and CEO. “Since acquiring Quint in January 2024, we have bolstered its partnership with Formula 1 and gained insights into our fans and ticket demand trends, but Quint is also complementary to our interest in Live Nation, especially as Live Nation works to grow its hospitality operations. Quint can continue to enhance its partnership with F1 and MotoGP in this new ownership structure while having the opportunity to expand its offering to additional partners.”

Liberty Media will effect the Split-Off through the redemption of Liberty Media’s Liberty Live common stock in exchange for common stock of a newly formed company to be called Liberty Live, Inc. Liberty Media would redeem each outstanding share of its Series A, Series B and Series C Liberty Live common stock for one share of the corresponding series of common stock of Liberty Live, Inc. As a result of the Split-Off, Liberty Media and Liberty Live, Inc. would be separate publicly traded companies, and Liberty Media would no longer have a tracking stock structure.

Liberty Live, Inc. will hold approximately 69.6 million shares of Live Nation Entertainment, Inc. (NYSE:LYV)1 (“Live Nation”), Quint, certain private assets currently attributed to Liberty Live Group, corporate cash and debt obligations attributed to the Liberty Live Group, together with other assets as may be determined by Liberty Media prior to the Split-Off.

Liberty Media will hold its subsidiaries Formula 1 and MotoGP (upon closing the acquisition), certain private assets currently attributed to Formula One Group, corporate cash and debt obligations attributed to the Formula One Group, together with other assets as may be determined by Liberty Media prior to the Split-Off.

Liberty Media is expected to continue to trade on the Nasdaq Global Select Market. Liberty Live, Inc. common stock is expected to trade on the Nasdaq Global Select Market or, if necessary, to be quoted on the OTC Markets. Additional information will be available at a later date.

1 Shares of Live Nation, Inc. held by Liberty Media Corporation as of September 30, 2024.

The Split-Off is subject to various conditions including, among other things, certain requisite approvals of holders of Series A and Series B Liberty Live common stock and the receipt of an opinion of tax counsel. The Split-Off is intended to be tax-free to stockholders of Liberty Media. Subject to the satisfaction of the conditions, Liberty Media expects to complete the Split-Off in the second half of 2025.

Liberty Media’s President and CEO, Greg Maffei, will discuss this announcement at its previously scheduled annual Investor Meeting on Thursday, November 14, 2024 with presentations beginning at approximately 9:30 am E.T.

The Investor Meeting will be held in New York, NY and is open to shareholders, research analysts and press. Registration and livestream information is available on the Liberty Media website at https://www.libertymedia.com/investor-day. An archive of the webcast of the Investor Meeting and accompanying slides will also be available on https://www.libertymedia.com/investors/news-events/ir-calendar after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications, sports and entertainment businesses. Those businesses are attributed to two tracking stock groups: the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1 and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the growth of Live Nation’s entertainment and hospitality operations, the expansion of Quint’s offerings, the completion of the proposed transaction (including the allocation of assets and liabilities and the expected benefits of the proposed transaction), proposed timing of the transaction, proposed trading of Liberty Media common stock and Liberty Live, Inc. (“SplitCo”) common stock and other matters related to such proposed transaction. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs in connection with the proposed transaction (including significant tax liability); Liberty Media and/or SplitCo may not realize the potential benefits of the proposed transaction in the near term or at all; an active trading market for SplitCo common stock may not develop; the uncertainty of the market value of the SplitCo common stock; the satisfaction of all conditions to the proposed transaction; the proposed transaction may not be consummated; Liberty Media may need to use resources that are needed in other parts of its business to do so; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction; unfavorable outcome of legal proceedings; risks related to disruption of management time from ongoing business operations due to the proposed transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Media and/or SplitCo’s risk profiles, which each company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Liberty Media files with the SEC. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media subsequently files with the SEC, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s businesses which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty Media or SplitCo. The proposed offer and issuance of shares of SplitCo common stock in the proposed transaction will be made only pursuant to an effective registration statement on Form S-4, including a proxy statement of Liberty Media and prospectus of SplitCo. LIBERTY MEDIA STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT IS AVAILABLE, TOGETHER WITH ALL RELEVANT SEC FILINGS REGARDING THE PROPOSED TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS FILED AS EXHIBITS THEREWITH, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After the registration statement is declared effective, the proxy statement/prospectus and other relevant materials for the proposed transaction will be mailed to all holders of Liberty Media’s LLYVA and LLYVB common stock. Copies of these SEC filings will be available, free of charge, at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (877) 772-1518.

Participants in a Solicitation

Liberty Media anticipates that the following individuals will be participants (the “Liberty Media Participants”) in the solicitation of proxies from holders of Liberty Media’s LLYVA and LLYVB common stock in connection with the proposed transaction: John C. Malone, Chairman of the Liberty Media Board of Directors, Robert R. Bennett, Derek Chang, Brian M. Deevy, M. Ian G. Gilchrist, Evan D. Malone, Larry E. Romrell, and Andrea L. Wong, all of whom are members of the Liberty Media Board of Directors, Gregory B. Maffei, Liberty Media’s President, Chief Executive Officer and Director, and Brian J. Wendling, Liberty Media’s Chief Accounting Officer and Principal Financial Officer. Information regarding the Liberty Media Participants, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management of Liberty Media” contained in Liberty Media’s proxy statement on Schedule 14A (the “Proxy Statement”), which was filed with the SEC on July 23, 2024 and is available at: https://www.sec.gov/Archives/edgar/data/1560385/000110465924081952/tm243546-9_defm14a.htm. To the extent that certain Liberty Media Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1560385&owner=exclude. Additional information regarding the Liberty Media Participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Liberty Media’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

Liberty Media Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation